WALMART GROCERY SUPPLIER AGREEMENT

Supplier Number: 237144-95-0	Effective Date: //

This Supplier Agreement ("Agreement") between the party listed below ("Supplier") and Wal-Mart Stores, Inc., and its direct and indirect US and Puerto Rico operating subsidiaries (hereinafter referred to collectively as "Company") sets forth the general terms of the business relationship between Company and Supplier. All sales and deliveries of Merchandise (as defined below) by Supplier to Company will be covered by and subject to the terms of this Agreement, the Standards for Suppliers and the terms of the Order (as defined below). This Agreement becomes effective on the date shown above and remains effective for the term set forth herein. The execution and submission of this Agreement does not impose upon Company any obligation to purchase Merchandise.

GENERAL SUPPLIER INFORMATION

For privately-owned entities, Company considers the following classifications as categories in its Supplier Diversity Program: (Check any that apply)

X BLACK OR AFRICAN-AMERICAN	_ ASIAN
_ HISPANIC AMERICAN OR LATINO	_ NATIVE AMERICAN OR ALASKA NATIVE
_ NATIVE HAWAIIAN OR OTHER PACIFIC ISLANDER

_ WOMAN OWNED BUSINESS	_ VETERAN	X DISABLED VETERAN	_ PERSON WITH DISABILITIES

If Supplier falls within any of the above classifications and has been certified as such by a government agency or Company-recognized purchasing council, Supplier may be eligible for the Supplier Diversity Program. Supplier will provide to Company a copy of its certification upon request. In addition, the certification must be emailed to supplierdiversity@wal-mart.com when the Agreement is submitted to Company.

Enter the Federal Taxpayer Identification Number (TIN) of the Supplier Named Below. The entry must match Supplier's federal tax identification number and will be verified with the Internal Revenue Service. If a TIN has not been issued, enter the Employer's Social Security Number or Export License Number.TIN: *****4678

Type of Payee (Check Only One):  _Individual/Sole Proprietorship   X Corporation/LLC   _Partnership

Supplier Name: DEWMAR INTERNATIONAL BMC INC	President: MARCO MORAN Phone: 3187913765
Address: 132 E NORTHSIDE DR STE C	Acct. Executive or V.P. Sales: JD HOUSTON Phone: 8324707023
Address 2:	Acct. Contact: JD HOUSTON Phone: 8324707023
City/State/Zip: CLINTON, MS 39056

ADDRESS TO MAIL PAYMENT:	ADDRESS TO SEND ORDERS:
Supplier Name: DEWMAR INTERNATIONAL BMC INC	Supplier Name: DEWMAR INTERNATIONAL BMC INC
Address: 132 E NORTHSIDE DR STE C	Attention: MARCO MORAN
Address 2:	Address: 132 E NORTHSIDE DR STE C
City/State/Zip: CLINTON, MS 390563415	City/State/Zip: CLINTON, MS 39056
Factor Name:	Street Address for use by delivery services other than the U.S.
Supplier Also Doing Business As, if different from Supplier name:	Mail, if not already shown in the Purchase Order address above:
(Attach a list to Agreement if space below is insufficient):	Room: 0
Supplier Number:	Expedite Orders Phone: 4023121477 Extension #

ADDRESS TO MAIL CLAIM DOCUMENTATION:	ADDRESS TO SEND PRICING TICKETS:
Supplier Name: DEWMAR INTERNATIONAL BMC INC	Supplier Name:
Attention: MARCO MORAN	Attention:
Address: 132 E NORTHSIDE DR STE C	Address:
City/State/Zip: CLINTON, MS 39056	City/State/Zip:
Accounting Phone Number: Extension #: 0
Toll Free Number: Fax Number:

Has Supplier or any related entity (including any entity with substantial common ownership or senior management as Supplier), whether or not the entity still exists, previously conducted business with Company? Yes X No If so, under what name(s)?